Exhibit T3B

                                     BYLAWS

                                       OF

                           SUPERIOR CABLE CORPORATION


                                    ARTICLE I

                                  SHAREHOLDERS


     Section 1. ANNUAL MEETINGS. The annual meeting of the shareholders for the election of Directors and for the transaction of such other business as may properly come before such annual meeting shall be held at such place, either within or without the State of Georgia, on such date within four (4) months of the end of each fiscal year of the Corporation and at such time as the Board of Directors may from time to time by resolution provide. The Board of Directors may specify by resolution prior to any special meeting of shareholders held within the year that such special meeting shall be in lieu of the annual meeting.

     Section 2. SPECIAL MEETINGS; CALL AND NOTICE OF MEETINGS. Special meetings of the shareholders may be called at any time by the Board of Directors, the President, or upon written request of the holders of at least twenty-five (25%) percent of the outstanding common stock. Such special meetings shall be held at such place, either within or without the State of Georgia, as is stated in the call and notice thereof. Written notice of each annual or special meeting of shareholders, stating the time and place of such meeting, and the purpose of any special meeting, shall be mailed to each shareholder entitled to vote at or to notice of such meeting at his address shown on the books of the Corporation not less than ten (10) nor more than fifty (50) days prior to such meeting unless such shareholder waives notice of such meeting. Any shareholder may execute a waiver of notice, in person or by proxy, either before or after any annual or special meeting, and shall be deemed to have waived notice if he is present at such meeting in person or by proxy. Neither the business transacted at, nor the purpose of, any annual or special meeting need be stated in the waiver of notice of such meeting, except that, with respect to a waiver of notice of an annual or special meeting at which a plan of merger or consolidation is considered, information as required by the Georgia Business Corporation Code must be delivered to the shareholder prior to his execution of the waiver of notice or the waiver itself must conspicuously and specifically waive the right to such information.

     Notice of any annual or special meeting may be given by the President, the Secretary or by the person or persons calling such meeting. No notice need be given of the time and place of reconvening of any adjourned annual or special meeting, if the time and place to which such meeting is adjourned are announced at the adjourned meeting.

     Section 3. QUORUM; REQUIRED SHAREHOLDER VOTE. A quorum for the transaction of business at any annual or special meeting of shareholders shall exist when the holders of a majority of the outstanding shares entitled to vote are represented either in person or by proxy at such meeting. If a quorum is present, the affirmative vote of the majority of the shares represented at an annual or special meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless a greater vote is required by law, by the Articles of Incorporation or by these Bylaws. When a quorum is once present to organize an annual or special meeting, the shareholders present may continue to do business at such meeting or at any adjournment thereof notwithstanding the withdrawal of enough shareholders to leave less than a quorum. The holders of a majority of the voting shares represented at an annual or special meeting, whether or not a quorum is present, may adjourn such meeting from time to time.

     Section 4. PROXIES. A shareholder may vote either in person or by a proxy which he has duly executed in writing. No proxy shall be valid after eleven (11) months from the date thereof unless a longer period is expressly provided in the proxy.

     Section 5. ACTION OF SHAREHOLDERS WITHOUT MEETING. Any action required to be, or which may be, taken at an annual or special meeting of the shareholders, may be taken without such a meeting if written consent, setting forth the actions so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof, except that, with respect to approval of a plan of merger or consolidation by written consent, information as required by the Georgia Business Corporation Code must be delivered to the shareholders prior to their execution of the consent or the consent itself must conspicuously and specifically waive the right to such information. Such consent shall have the same force and effect as a unanimous affirmative vote of the shareholders and shall be filed with the minutes of the proceedings of the shareholders.

                                   ARTICLE II
                                    DIRECTORS

     Section 1. POWER OF DIRECTORS. The Board of Directors shall manage the business of the Corporation and may exercise all the powers of the Corporation, subject to any restrictions imposed by law, by the Articles of incorporation or by these Bylaws.

     Section 2. COMPOSITION OF THE BOARD. The Board of Directors of the Corporation shall consist of three natural persons of the age of eighteen years or over. Directors need not be residents of the State of Georgia or shareholders of the Corporation. At each annual meeting the shareholders shall elect the Directors who shall serve until their successors are elected and qualified; provided that the shareholders may, by the affirmative vote of the holders of a majority of the shares entitled to vote at an election of Directors, add or remove Directors with or without cause at any time.

     Section 3. MEETINGS OF THE BOARD, NOTICE OF MEETINGS; WAIVER OF NOTICE. The annual meeting of the Board of Directors for the purpose of electing officers and transacting such other business as may be brought before such meeting shall be held each year immediately fbollowing the annual meeting of shareholders. The Board of Directors may by resolution provide for the time and place of other regular meetings of the Board of Directors and no notice of such regular meetings need be given. Special meetings of the Board of Directors may be called by the President or by any two Directors, and written notice of the time and place of such meetings shall be given to each Director by first class mail or by telephone, telegraph, cablegram or in person at least two (2) days before such meeting. Any Director may execute a waiver of notice, either before or after any regular or special meeting of the Board of Directors, and shall be deemed to have waived notice if he is present at such meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be stated in the notice or waiver of notice of such meeting. Any regular or special meeting of the Board of Directors may be held at any place within or without the State of Georgia.

     Section 4. QUORUM; VOTE REQUIREMENT.  A majority of the Directors in office
                ------------------------
at any time shall constitute a quorum for the transaction of business at any regular or special meeting of the Board of Directors. When a quorum is present, the vote of a majority of the Directors present shall be the act of the Board of Directors, unless a greater vote is required by law, by the Articles of Incorporation or by these Bylaws.

     Section 5. ACTION OF BOARD WITHOUT MEETING. Any action required or permitted to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if written consent, setting forth the action so taken, is signed by all of the Directors or committee members and filed with the minutes of the proceedings of the Board of Directors or committee. Such consent shall have the same force and effect as a unanimous affirmative vote of the Board of Directors or committee, as the case may be.

     Section 6. COMMITTEES. The Board of Directors, by resolution adopted by a majority of all of the Directors, may designate from among its members one or more committees to be composed of two or more Directors. Any such committee, to the extent provided in the resolution, shall have and may exercise all of the authority of the Board of Directors, subject only to the limitations prescribed in Section 14-2-147 of the Georgia Business Corporation Code and any other limitations which may hereafter be imposed under the laws of the State of Georgia. Any such committee shall have such name as may be determined from time to time by resolution adopted by the Board of Directors. A majority of each such committee may determine its action and may fix the time and place of its meetings, unless otherwise provided by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent members at any meeting of such committee.

     Section 7. VACANCIES. A vacancy occurring in the Board of Directors by reason of the removal of a Director by the shareholders shall be filled by the shareholders, or, if authorized by the shareholders, by the remaining Directors. Any other vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors, or by the sole remaining Director, as the case may be, or, if the vacancy is not so filled, or if no Director remains, by the shareholders. A Director elected to fill a vacancy shall serve for the unexpired term of his predecessor in office.

     Section 8. INTERESTED DIRECTORS AND OFFICERS. An interested Director or officer is one who is a party to a contract or transaction with the Corporation or who is an officer or director of, or has a financial interest in, another corporation, partnership or association which is a party. to a contract or transaction with the Corporation. Contracts and transactions between the Corporation and one or more interested Directors or officers shall not be void or voidable solely because of the involvement or vote of such interested persons as long as (i) the contract or transaction is approved in good faith by the Board of Directors or appropriate committee by the affirmative votes of a majority of disinterested Directors; even if the disinterested Directors be less than a quorum, at a meeting of the Board of Directors or committee at which the material facts as to the interested person or persons and the contract or transaction are disclosed or known to the Board of Directors or committee prior to the vote; or (ii) the contract or transaction is approved in good faith by the shareholders after the material facts as to the interested person or persons and the contract or transaction have been disclosed to them; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, committee, or shareholders. Interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or committee which authorizes the contract or transaction.

                                   ARTICLE III
                                    OFFICERS

     Section 1. EXECUTIVE STRUCTURE OF THE CORPORATION. The officers of the Corporation shall consist of a President, a Secretary, a Treasurer and such other officers or assistant officers, including Vice Presidents, as may be elected by the Board of Directors. The Board of Directors may designate the order in which Vice Presidents may act. Each officer shall hold office for the term for which he has been elected and until he is removed or his successor has been elected and qualified. Any two or more offices may be held by the same person, except that the same person shall not be both President and Secretary.

     Section 2. PRESIDENT. The President shall be the chief executive officer of the Corporation and shall have responsibility for the general and active management of the operations of the Corporation. He shall be responsible for the administration of the Corporation, including general supervision of the policies of the Corporation and general and active management of the financial affairs of the Corporation and shall have authority to execute all contracts or other instruments in the name and on behalf of the Corporation.

     Section 3. VICE PRESIDENT. If a Vice President is elected, in the absence of the President or in the event of his inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice President or Vice Presidents, as the case may be, shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe.

     Section 4. SECRETARY. The Secretary shall keep the minutes of the proceedings of the shareholders and of the Board of Directors, shall have custody of and attest the seal of the Corporation, and shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe.

     Section 5. TREASURER. The Treasurer shall be responsible for the maintenance of proper financial books and records of the Corporation, and shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe.

     Section 6. REMOVAL OF OFFICERS. Any officer may be removed at any time by the Board of Directors, and such vacancy may be filled by the Board of Directors. This provision shall not prevent the making of a contract of employment for a definite term with any officer and shall have no effect upon any cause of action which any officer may have as a result of removal in breach of a contract of employment.

     Section 7. COMPENSATION. The salaries of the officers shall be fixed from time to time by the Board of Directors. No officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.

                                   ARTICLE IV
                                     STOCK

     Section 1. STOCK CERTIFICATES. The shares of stock of the Corporation shall be represented by certificates in such form as may be approved by the Board of Directors, which certificates shall be issued to the shareholders of the Corporation in numerical order from the stock book of the Corporation, and each of which shall bear the name of the shareholder, the number of shares represented, and the date of issue; and which shall be signed by the President and the secretary or an Assistant Secretary of the Corporation; and which shall be sealed with the seal of the Corporation. No share certificate shall be issued until the consideration for the shares represented thereby has been fully paid.

     Section 2. TRANSFER OF STOCK. Shares of stock of the Corporation shall be transferred on the books of the Corporation upon surrender to the Corporation of the certificate or certificates representing the shares to be transferred accompanied by an assignment in writing of such shares properly executed by the shareholder of record or his duly authorized attorney-in-fact and with all taxes on the transfer having been paid. The Corporation may refuse any requested transfer until furnished evidence satisfactory to it that such transfer is proper. Upon the surrender of a certificate for transfer of stock, such certificate shall at once be conspicuously marked on its face "Cancelled" or "Void" and filed with the permanent stock records of the Corporation. The Board of Directors may make such additional rules concerning the issuance, transfer and registration of stock and requirements regarding the establishment of lost, destroyed or wrongfully taken stock certificates (including any requirement of an indemnity bond prior to issuance of any replacement certificate) as it deems appropriate.

     Section 3. REGISTERED SHAREHOLDERS. The Corporation may deem and treat the holder of record of any stock as the absolute owner thereof for all purposes and shall not be required to take any notice of any right or claim of right of any other person.

     Section 4. RECORD DATE. For the purposes of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the Board of Directors of the Corporation may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 50 days and, in the case of a meeting of shareholders, not less than 10 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.

                                    ARTICLE V
                               SIGNATURES AND SEAL

     Section 1. CONTRACTS AND DEEDS. All contracts, deeds and other instruments shall be signed on behalf of the Corporation by the President or by such other officer, officers, agent or agents as the Board of Directors may from time to time by resolution provide.

     Section 2. SEAL. The seal of the Corporation shall be as follows:






if the seal is affixed to a document, the signature of the Secretary or an Assistant Secretary shall attest the seal. The seal and its attestation may be lithographed or otherwise printed on any document and shall have, to the extent permitted by law, the same force and effect as if it had been affixed and attested manually.

                                   ARTICLE VI
                                    INDEMNITY

     Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action by or in the right of the Corporation) by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the Corporation against expenses (including reasonable attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation (and with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful), to the maximum extent permitted by, and in the manner provided by, the Georgia Business Corporation Code.

                                   ARTICLE VII
                               AMENDMENT OF BYLAWS

     The Board of Directors shall have the power to alter, amend or repeal the Bylaws or adopt new bylaws, but any bylaws adopted by the Board of Directors may be altered, amended or repealed and new bylaws adopted by the shareholders. The shareholders may prescribe that any bylaw or bylaws adopted by them shall not be altered, amended or repealed by the Board of Directors. Action by the Directors with respect to the Bylaws shall be taken by an affirmative vote of a majority of all of the Directors then in office. Action by the shareholders with respect to the Bylaws shall be taken by an affirmative vote of a majority of all shares outstanding and entitled to vote.

                        WRITTEN CONSENT OF STOCKHOLDER OF
                             SUPERIOR TELETEC INC.



         The undersigned, being the holder of all the issued and outstanding shares of common stock of Superior Teletec Inc., a Georgia corporation (the "Corporation"), does hereby consent to the adoption of the following resolutions:

          RESOLVED, that the-first sentence of Article II,
     Section 2 of the By-laws of the corporation is hereby amended by deleting such sentence in its entirety and substituting in lieu thereof the following:

              The Board of Directors of the
              Corporation shall consist of a
              minimum of three natural persons and
              a maximum of nine natural persons of
              the age of eighteen years or over;
              the number of directors may be
              changed by resolution of a majority
              of the Board or by the stockholders.

         IN WITNESS WHEREOF, the undersigned has caused this consent to be signed by its duly authorized officer as of January 1, 1994.


                                          THE ALPINE GROUP, INC.


                                          By /s/Steven S. Elbaum
                                             ----------------------------------
                                             Steven S. Elbaum,
                                             Chairman of the Board